Exhibit 4.2

CARRIER GLOBAL CORPORATION,

ISSUER

5.000% NOTES DUE 2029

5.350% NOTES DUE 2033

SUPPLEMENTAL INDENTURE NO. 1

DATED AS OF NOVEMBER 4, 2026

TO INDENTURE
DATED AS OF NOVEMBER 4, 2026

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
TRUSTEE

Exhibit A      -      Form of 2029 Note

Exhibit B      -      Form of 2033 Note

i

SUPPLEMENTAL INDENTURE NO. 1

Dated as of November 4, 2026

5.000% Notes due 2029

5.350% Notes due 2033

This SUPPLEMENTAL INDENTURE NO. 1 (this “Supplemental Indenture”), dated as of November 4, 2026, to the Indenture, dated as of November 4, 2026 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), is entered into between CARRIER GLOBAL CORPORATION, a Delaware corporation (the “Company”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have executed and delivered a Base Indenture to provide for the issuance by the Company from time to time of Securities to be issued in one or more series;

WHEREAS, Section 901(2) of the Base Indenture permits execution of supplemental indentures without the consent of any Holders for the purpose of adding to the covenants and agreements of the Company for the protection or benefit of the Holders of all or any series of the Securities so long as such supplemental indenture states that such covenant and agreement is expressly being included solely for the benefit of one or more particular series of Securities identified herein;

WHEREAS, Section 901(6) of the Base Indenture permits execution of supplemental indentures for the purpose of establishing the form and terms of Securities of any series as permitted by Section 301 of the Base Indenture without the consent of any Holders;

WHEREAS, the entry into this Supplemental Indenture by the parties hereto is authorized by the provisions of the Base Indenture;

WHEREAS, the Company desires to enter into this Supplemental Indenture to establish the form and terms of the Notes (as defined herein);

WHEREAS, the Change of Control Triggering Event (as defined herein) covenant, as set forth below, is expressly being included solely for the benefit of the Notes; and

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and under the Base Indenture, duly issued by the Company and to make this Supplemental Indenture a valid and binding agreement of the Company, in accordance with the terms hereof and thereof, have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of each series of the Notes as follows:

Article 1
Relation to Base Indenture; Definitions and
Other Provisions of General Application

Section 1.01 Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Indenture. To the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and control with respect to the Notes. Notwithstanding anything to the contrary contained herein, all provisions of this Supplemental Indenture are expressly and solely for the benefit of the parties hereto and Holders of the Notes, and any such provisions shall not be deemed to apply to any other Security issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes.

Section 1.02 Definitions and Other Provisions of General Application. For all purposes of this Supplemental Indenture unless otherwise specified herein or the context of this Supplemental Indenture otherwise requires:

(a)  the provisions of general application stated in Article One of the Base Indenture shall apply to this Supplemental Indenture, except that the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to the Indenture or any particular Article, Section or other subdivision of the Base Indenture or this Supplemental Indenture; and

(b)  the terms defined in this Section 1.02(b) (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires), for all purposes of this Supplemental Indenture and of any indenture supplemental hereto, have the respective meanings specified in this Section 1.02(b). All terms used and not otherwise defined in this Supplemental Indenture that are defined in the Base Indenture shall have the respective meanings assigned to such terms in the Base Indenture, as in force at the date of this Supplemental Indenture as originally executed; provided that any term that is defined in both the Base Indenture and this Supplemental Indenture shall have the meaning assigned to such term in this Supplemental Indenture with respect to the Notes:

“2029 Notes” has the meaning specified in Section 2.01.

“2033 Notes” has the meaning specified in Section 2.01.

“2029 Par Call Date” has the meaning specified in Section 2.06(a).

“2033 Par Call Date” has the meaning specified in Section 2.06(b).

“Additional Notes” means, with respect to any series of Notes, any additional Notes of such series (other than the Initial Notes of such series) issued from time to time under this Indenture.

“Attributable Debt” means, as to any particular lease under which any Person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the rate of 15% per annum, compounded monthly. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, as the case may be, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Base Indenture” has the meaning set forth in the preamble hereto.

“Change of Control” means the occurrence of any of the following after the date of issuance of the Notes of each series:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries, and other than any such transaction or series of related transactions in which the holders of the Company’s Voting Stock outstanding immediately prior thereto hold Voting Stock of the transferee person representing a majority of the voting power of the transferee person’s Voting Stock immediately after giving effect thereto;

(2)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its Subsidiaries) becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of the Company’s Voting Stock representing a majority of the voting power of the Company’s outstanding Voting Stock;

(3)	the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company’s Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing a majority of the voting power of the Voting Stock of the surviving person (or its parent) immediately after giving effect to such transaction; or

(4)	the adoption by the Company’s shareholders of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (2) above if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company or other person and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company or other person immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company or other person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company or other person.

“Change of Control Triggering Event” means the Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade or withdrawal). However, a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in, or withdrawal of, rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in, or withdrawal of, rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction or withdrawal was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Change of Control Triggering Event). If a Rating Agency is not providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period.

Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Consolidated Net Total Assets” means the total amount of assets of the Company and its consolidated Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles (which calculation shall give pro forma effect to any Material Acquisition or Material Disposition consummated by the Company or its consolidated Subsidiaries since the date of such balance sheet and on or prior to the date of determination, as if such Material Acquisition or Material Disposition had occurred on the date of such consolidated balance sheet).

“Debt” means notes, bonds, debentures or other similar evidences of indebtedness for borrowed money.

“Global Note” has the meaning specified in Section 2.07.

“Indenture” has the meaning set forth in the preamble hereto.

“Industrial Development Bonds” means obligations issued by a State, a Commonwealth, a Territory or a possession of the United States of America, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof pursuant to the provisions of Section 103(a) of the Internal Revenue Code of 1986, as amended (or any similar provision), as in effect at the time of the issuance of such obligations.

“Initial Notes” has the meaning specified in Section 2.02.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company under the circumstances permitting the Company to select a replacement Rating Agency and in the manner for selecting a replacement Rating Agency, in each case as set forth in the definition of “Rating Agency.”

“Issue Date” means November 4, 2026.

“Lien” means any pledge, mortgage, lien, encumbrance and security interest.

“Material Acquisition” means any acquisition by the Company or any of its Subsidiaries of (a) equity interests in any Person if, after giving effect thereto, such Person will become a Subsidiary of the Company or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person (in the case of clauses (a) and (b), including as a result of a merger or consolidation); provided that, in the case of clauses (a) and (b), the aggregate consideration therefor exceeds $50,000,000.

“Material Disposition” means any sale, transfer or other disposition by the Company or any of its Subsidiaries of (a) all or substantially all the issued and outstanding equity interests in any Person that are owned by the Company or any of its Subsidiaries or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that, in the case of clauses (a) and (b), such sale, transfer or other disposition yields net proceeds to the Company or any of its Subsidiaries in excess of $50,000,000.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Notes” means, collectively, the 2029 Notes and the 2033 Notes.

“Par Call Date” means, with respect to the 2029 Notes, the 2029 Par Call Date and, with respect to the 2033 Notes, the 2033 Par Call Date.

“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Total Assets, other than any such manufacturing plant or warehouse or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) (a) which is financed by Industrial Development Bonds or (b) which, in the opinion of the Board of Directors (or any duly authorized committee thereof), is not of material importance to the total business conducted by the Company and its Subsidiaries, taken as a whole.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if either of Moody’s or S&P ceases to provide rating services to issuers or investors or fails to make a rating of the applicable series of Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization,” as defined under Section 3(a)(62) of the Exchange Act, appointed by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be; provided that the Company shall give notice of such appointment to the Trustee.

“Record Date” as such term relates to the payment of interest on the 2029 Notes or the 2033 Notes, as the case may be, means each of the dates specified in Section 2.04(a) or Section 2.04(b), as applicable.

“S&P” means S&P Global Ratings, and its successors.

“sale and leaseback transaction” has the meaning specified in Section 3.03.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1)  the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the applicable Par Call Date (the “Remaining Life”); or

(2)  if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)  if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

“Wholly-Owned Domestic Manufacturing Subsidiary” means any Subsidiary of which, at the time of determination, all of the outstanding Capital Stock (other than directors’ qualifying shares) is owned by the Company directly and/or indirectly and which, at the time of determination, is primarily engaged in manufacturing, except a Subsidiary that (a) neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, (b) is engaged primarily in the finance business, including, without limitation thereto, financing the operations of, or the purchase of products which are products of or incorporate products of, the Company and/or its Subsidiaries, or (c) is primarily engaged in ownership and development of real estate, construction of buildings, or related activities, or a combination of the foregoing. In the event that there shall at any time be a question as to whether a Subsidiary is primarily engaged in manufacturing or is described in the foregoing clause (a), (b) or (c), such matter shall be determined for all purposes of the Indenture by a Board Resolution.

Article 2

The Series of Notes

Section 2.01 Title. There shall be a series of Securities designated the 5.000% Notes due 2029 (the “2029 Notes”) and a series of Securities designated 5.350% Notes due 2033 (the “2033 Notes”).

Section 2.02 Principal Amounts. The initial aggregate principal amount of the 2029 Notes that may be authenticated and delivered under this Supplemental Indenture shall not exceed $750,000,000, and the initial aggregate principal amount of the 2033 Notes that may be authenticated and delivered under this Supplemental Indenture shall not exceed $750,000,000 (except for Notes of each series authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Notes of the applicable series pursuant to Sections 304, 306, 307, 906 or 1107 of the Base Indenture). The Notes of each series initially authenticated and delivered on the Issue Date pursuant to this Supplement Indenture, together with any Notes of such series authenticated and delivered upon transfer of, or in exchange for, or in lieu thereof pursuant to Sections 304, 306, 307, 906 or 1107 of the Base Indenture, are referred to herein as “Initial Notes.”

Section 2.03 Maturity Dates. The Stated Maturity of the entire Outstanding principal amount of the 2029 Notes shall be November 4, 2029. The Stated Maturity of the entire Outstanding principal amount of the 2033 Notes shall be November 4, 2033.

Section 2.04 Interest.

(a)  The 2029 Notes will bear interest at the rate of 5.000% per annum. The date from which interest shall accrue on the 2029 Notes shall be the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid, the Issue Date. Interest on the 2029 Notes will be computed on the basis of a 360-day year of twelve 30-day months and shall be payable semi-annually in arrears on May 4 and November 4 of each year, commencing May 4, 2027, and ending upon the Maturity thereof, to the Persons in whose names the 2029 Notes are registered at the close of business on the Record Date for such interest, which shall be April 20 and October 20 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

(b)  The 2033 Notes will bear interest at the rate of 5.350% per annum. The date from which interest shall accrue on the 2033 Notes shall be the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid, the Issue Date. Interest on the 2033 Notes will be computed on the basis of a 360-day year of twelve 30-day months and shall be payable semi-annually in arrears on May 4 and November 4 of each year, commencing May 4, 2027, and ending upon the Maturity thereof, to the Persons in whose names the 2033 Notes are registered at the close of business on the Record Date for such interest, which shall be April 20 and October 20 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

Section 2.05 Defeasance and Discharge; Covenant Defeasance. The provisions of Section 402 and Section 403 of the Base Indenture shall apply to each series of the Notes.

Section 2.06 Optional Redemption. The Notes shall be redeemable at the option of the Company in accordance with Article Eleven of the Base Indenture and as set forth in this Section 2.06.

(a)  Prior to October 4, 2029 (the date that is one month prior to the Stated Maturity of the 2029 Notes) (the “2029 Par Call Date”), the Company may redeem the 2029 Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)  (1) the sum of the present values of the remaining scheduled payments of principal and interest on the 2029 Notes to be redeemed discounted to the Redemption Date (assuming the 2029 Notes matured on the 2029 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, less (2) interest accrued to, but excluding, the Redemption Date, and

(ii)  100% of the principal amount of the 2029 Notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date.

On or after the 2029 Par Call Date, the Company may redeem the 2029 Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the 2029 Notes being redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date.

(b)  Prior to September 4, 2033 (the date that is two months prior to the Stated Maturity of the 2033 Notes) (the “2033 Par Call Date”), the Company may redeem the 2033 Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)  (1) the sum of the present values of the remaining scheduled payments of principal and interest on the 2033 Notes to be redeemed discounted to the Redemption Date (assuming the 2033 Notes matured on the 2033 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, less (2) interest accrued to, but excluding, the Redemption Date, and

(ii)  100% of the principal amount of the 2033 Notes to be redeemed,

plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date.

On or after the 2033 Par Call Date, the Company may redeem the 2033 Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the 2033 Notes being redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date.

(c)  The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee will have no obligation to calculate or verify the calculation of the Redemption Price or the Treasury Rate of any series of Notes.

(d)  In the case of a partial redemption, selection of the Notes of the applicable series for redemption will be made pro rata, by lot or in such other manner as the Trustee shall deem appropriate and, in the case of Global Notes, in accordance with the procedures of the applicable Depositary. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another Depositary) and its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, S.A., the redemption of the Notes shall be done in accordance with the policies and procedures of the applicable Depositary.

(e)  If the Redemption Date of a series of Notes is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes are subject to redemption by the Company.

Section 2.07 Form of Notes. Each series of Notes shall initially be issued in global form, represented by one or more permanent global notes (each, a “Global Note” and collectively, the “Global Notes”) registered in the name of DTC or its nominee. Each Global Note representing the 2029 Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A attached hereto, and each Global Note representing the 2033 Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit B attached hereto. Each Global Note shall represent an aggregate amount equal to the aggregate principal amount of the Outstanding Notes of the applicable series represented by such Global Note, which may from time to time be increased or decreased. The Company initially designates DTC as Depositary for the Global Notes.

Section 2.08 Sinking Fund. The Notes shall not be subject to a sinking fund.

Section 2.09 Amount Not Limited. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture, as supplemented from time to time, shall not be limited. The Company may from time to time, without notice to or the consent of the Holders of Notes of the applicable series, issue Additional Notes of such series having the same ranking and terms as the Initial Notes of such series (except for the issue date, the issue price and, if applicable, the initial interest accrual date and the first Interest Payment Date). The Initial Notes of a series and any Additional Notes of such series will be treated as a single class and, unless otherwise specified herein, all references to the Notes of such series shall include the Initial Notes and any Additional Notes of such series for all purposes under the Indenture (including, without limitation, waivers, amendments, redemptions and offers to purchase); provided that, if any such Additional Notes are not fungible with the Initial Notes of such series for U.S. federal income tax purposes, such Additional Notes will have a separate, not contemporaneously outstanding, CUSIP number.

Article 3

Additional Covenants

The following additional covenants in this Article 3 shall be applicable only to, and are solely for the benefit of Holders of, each series of the Notes and to no other Security.

Section 3.01 Change of Control Triggering Event.

(a)  Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless the Company has exercised its right to redeem the Notes by pursuant to the redemption terms of each series of the Notes, each Holder of the Notes of such series will have the right to require the Company to purchase all or a portion of such Holder’s Notes of each series equal to $2,000 or an integral multiple of $1,000 in excess thereof, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the Change of Control Payment Date (as defined below) (the “Change of Control Payment”). If the Change of Control Payment Date is (a) on a day that is not a Business Day, the related payment of the Change of Control Payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day and/or (b) on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes are subject to purchase by the Company.

(b)  Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will mail or otherwise deliver in accordance with the applicable procedures of DTC a notice to each Holder of the applicable series of Notes, with a copy of such notice delivered to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state the purchase date, which must be no earlier than 15 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the applicable procedures of DTC (or, in the case of a notice mailed or otherwise delivered in accordance with the applicable procedures of DTC prior to the date of consummation of a Change of Control, no earlier than 15 days nor later than 60 days from the date of the Change of Control Triggering Event), other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or otherwise delivered in accordance with the applicable procedures of DTC prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

(c)  On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)  accept or cause a third party to accept for payment all the Notes of each series properly tendered pursuant to the Change of Control Offer;

(ii)  deposit or cause a third party to deposit with the applicable Paying Agent an amount equal to the Change of Control Payment in respect of all the Notes of each series properly tendered; and

(iii)  deliver or cause to be delivered to the Trustee the Notes of each series properly accepted together with an Officer’s Certificate stating the aggregate principal amount of the Notes being purchased.

(d)  Upon receipt by the Trustee from the Company of a notice setting forth the Change of Control Payment and the Notes properly tendered and accepted for payment, the Trustee will promptly mail, or cause the Paying Agent to promptly mail, or otherwise deliver in accordance with the applicable procedures of the Depositary, to each Holder of Notes, or portions of Notes, properly tendered and accepted for payment by the Company the Change of Control Payment for such Notes or portions of such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each such Holder a new 2029 Note or 2033 Note, as applicable, duly executed by the Company equal in principal amount to any unpurchased portion of each series of Notes surrendered, as applicable; provided that each such new Note will be in a principal amount equal to $2,000 or integral multiples of $1,000 in excess thereof.

(e)  The Change of Control provisions described in this Section 3.01 will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Notes of each series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes of each series, the Company will be required to comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Indenture with respect to the Notes of each series by virtue of any such conflict.

(f)  The Company will not be required to make a Change of Control Offer with respect a series of Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer. In addition, the Company will not purchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than an Event of Default in the payment of the Change of Control Payment on the Change of Control Payment Date.

(g)  In connection with any Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes of a series validly tender and do not withdraw such Notes of such series in the Change of Control Offer and the Company, or any third party making the Change of Control Offer in lieu of the Company as described above, purchases all of those Notes validly tendered and not withdrawn by the Holders of the Notes of such series, the Company or such third party will have the right, upon not less than 15 but not more than 60 days’ notice mailed or otherwise delivered in accordance with the applicable procedures of DTC by the Company to each Holder of the Notes of such series (provided that the notice is given not more than 30 days following the purchase date in respect of such Change of Control Offer), to redeem all the Notes that remain Outstanding following such purchase at a price in cash equal to 101% of the Outstanding principal amount of the Notes of such series plus accrued and unpaid interest, if any, to, but excluding, the applicable purchase date (it being agreed that if the purchase date is (a) on a day that is not a Business Day, the related payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day and/or (b) on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes are subject to purchase by the Company).

Section 3.02 Limitations upon Liens.

(a)  The Company will not itself, and will not permit any Wholly-Owned Domestic Manufacturing Subsidiary to, create, incur, issue or assume any Debt secured by a Lien on any Principal Property owned by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary, and the Company will not itself, and will not permit any Subsidiary to, create, incur, issue or assume any Debt secured by any Lien on any equity interests or Debt of any Wholly-Owned Domestic Manufacturing Subsidiary, without in any such case effectively providing that the Notes (together with, if the Company shall so determine, any other Debt of the Company then existing or thereafter created which is not subordinate in right of payment to the Notes) will be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured Debt then outstanding plus Attributable Debt of the Company and its Wholly-Owned Domestic Manufacturing Subsidiaries in respect of sale and leaseback transactions involving Principal Properties entered into after the Issue Date (other than such sale and leaseback transactions as are permitted by Section 3.03 hereof) would not exceed an amount equal to 10% of Consolidated Net Total Assets of the Company; provided that nothing contained in this Supplemental Indenture will prevent, restrict or apply to, and there will be excluded from secured Debt in any computation under this Section 3.02, Debt secured by:

(i)  Liens on any property or assets of the Company or any Subsidiary (including equity interests or Debt owned by the Company or any Subsidiary) existing as of the Issue Date;

(ii)  Liens on any property or assets of, or on any equity interests or Debt of, any Person existing at the time such Person becomes a Wholly-Owned Domestic Manufacturing Subsidiary, or arising thereafter (A) otherwise than in connection with the borrowing of money arranged thereafter and (B) pursuant to contractual commitments entered into prior to and not in contemplation of such Person’s becoming a Wholly-Owned Domestic Manufacturing Subsidiary;

(iii)  Liens on any property or assets or equity interests or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or securing the payment of all or any part of the purchase price or construction cost thereof or securing any Debt incurred prior to, at the time of or within 120 days after, the acquisition of such property or assets or equity interests or Debt or the completion of any such construction and commencement of full operations thereof, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof (provided that such Liens are limited to such equity interests or Debt or such other property or assets, improvements thereon and the land upon which such property, assets and improvements are located and any other property or assets not then constituting a Principal Property);

(iv)  Liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets, or to secure Debt incurred prior to, at the time of or within 120 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost (provided that such Liens are limited to such property or assets, improvements thereon and the land upon which such property, assets and improvements are located and any other property or assets not then constituting a Principal Property);

(v)  Liens which secure Debt owing by a Subsidiary to the Company or to a Wholly-Owned Domestic Manufacturing Subsidiary;

(vi)  Liens arising from the assignment of moneys due and to become due under contracts between the Company or any Subsidiary and the United States of America, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof; or Liens in favor of the United States of America, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof, pursuant to the provisions of any contract not directly or indirectly in connection with securing Debt;

(vii)  any materialmen’s, carriers’, mechanics’, workmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith by appropriate proceedings; any deposit or pledge as security for the performance of any bid, tender, contract, lease, or undertaking not directly or indirectly in connection with the securing of Debt; any deposit or pledge with any governmental agency required or permitted to qualify the Company or any Subsidiary to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings; deposits or pledges to obtain the release of mechanics’, workmen’s, repairmen’s, materialmen’s or warehousemen’s Liens or the release of property in the possession of a common carrier; any security interest created in connection with the sale, discount or guarantee of notes, chattel mortgages, leases, accounts receivable, trade acceptances or other paper, or contingent repurchase obligations, arising out of sales of merchandise in the ordinary course of business; Liens for Taxes levied or imposed upon the Company or any Wholly-Owned Domestic Manufacturing Subsidiary or upon the income, profits or property of the Company or any Wholly-Owned Domestic Manufacturing Subsidiary or Liens on any Principal Property of the Company or any Wholly-Owned Domestic Manufacturing Subsidiary arising from claims from labor, materials or supplies; provided that either such Tax is not overdue or that the amount, applicability or validity of such Tax or claim is being contested in good faith by appropriate proceedings; or other deposits or pledges similar to those referred to in this subsection (vii);

(viii)  Liens arising by reason of any attachment, judgment, decree or order of any court or other governmental authority, so long as any appropriate legal proceedings which may have been initiated for the review of such attachment, judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; any deposit or pledge with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal from any judgment or decree against the Company or any Subsidiary, or in connection with other proceedings or actions at law or in equity by or against the Company or any Subsidiary; and

(ix)  any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in subdivisions (i) through (viii) above or the Debt secured thereby; provided that (1) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets or equity interests or Debt that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property, and plus any other property or assets not then constituting a Principal Property) and (2) in the case of subdivisions (i) through (iii) above, the Debt secured by such Lien at such time is not increased.

(b)  For the purposes of this Section 3.02 and Section 3.03, the giving of a guarantee which is secured by a Lien on a Principal Property, and the creation of a Lien on a Principal Property or equity interests or Debt to secure Debt which existed prior to the creation of such Lien, will be deemed to involve the creation of Debt in an amount equal to the principal amount guaranteed or secured by the Lien; however, the amount of Debt secured by Liens on Principal Properties and equity interests and Debt will be computed without cumulating the underlying Indebtedness with any guarantee thereof or Lien securing the same.

(c)  For purposes of this Section 3.02 and Section 3.03 the following will not be deemed to be Liens securing Debt, and, accordingly, nothing contained in this Section 3.02 and in Section 3.03 will prevent, restrict or apply to: (a) any acquisition by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas and/or any other mineral and/or the process thereof, (b) any conveyance or assignment under the terms of which the Company or any Wholly-Owned Domestic Manufacturing Subsidiary conveys or assigns to any Person or Persons an interest in oil, gas and/or any other mineral and/or the proceeds thereof, or (c) any Lien upon any property or assets owned or leased by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary or in which the Company or any Wholly-Owned Domestic Manufacturing Subsidiary owns an interest to secure to the Person or Persons paying the expenses of developing and/or conducting operations for the recovery, storage, transportation and/or sale of the mineral resources of the said property (or property with which it is utilized) the payment to such Person or Persons of the Company’s or the Wholly-Owned Domestic Manufacturing Subsidiary’s proportionate part of such development and/or operating expense.

Section 3.03 Limitations upon Sales and Leasebacks.

The Company will not itself, and will not permit any Wholly-Owned Domestic Manufacturing Subsidiary to, enter into any arrangement on or after the Issue Date with any bank, insurance company or other lender or investor (other than the Company or another Wholly-Owned Domestic Manufacturing Subsidiary) providing for the leasing by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary of any Principal Property (except a lease for a temporary period not to exceed three years (or which is terminable by the Company or such Wholly-Owned Domestic Manufacturing Subsidiary within such three-year period) by the end of which it is intended that the use of such Principal Property by the lessee will be discontinued), which was or is owned by the Company or a Wholly-Owned Domestic Manufacturing Subsidiary and which has been or is to be sold or transferred, more than 365 days after the completion of construction and commencement of full operation thereof by the Company or such Wholly-Owned Domestic Manufacturing Subsidiary, to such bank, insurance company, lender or investor or to any Person to whom funds have been or are to be advanced by such bank, insurance company, lender or investor on the security of such Principal Property (herein referred to as a “sale and leaseback transaction”) unless, either:

(a)  the Attributable Debt of the Company and its Wholly-Owned Domestic Manufacturing Subsidiaries in respect of such sale and leaseback transaction and all other sale and leaseback transactions entered into after the Issue Date (other than such sale and leaseback transactions as are permitted by the provisions described in Section 3.03(b)), plus the aggregate principal amount of Debt secured by Liens on Principal Properties then outstanding (excluding any such Debt secured by Liens covered by the provisions described in subdivisions (i) through (ix) of Section 3.02(a)) without equally and ratably securing the Notes, would not exceed 10% of Consolidated Net Total Assets, or

(b)  the Company, within 365 days after the sale or transfer, applies or causes a Wholly-Owned Domestic Manufacturing Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Principal Property so sold and leased back at the time of entering into such sale and leaseback transaction (in either case as determined by any two of the following: the Chairman, Chief Executive Officer, Chief Financial Officer, the President, any Vice President, the Treasurer and the Controller of the Company) (i) to the retirement of Securities of any series Outstanding under the Indenture or other Indebtedness of the Company (other than Indebtedness subordinated in right of payment to the Notes) or Indebtedness of a Wholly-Owned Domestic Manufacturing Subsidiary, for money borrowed, having a stated maturity more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application (and, unless otherwise expressly provided with respect to any one or more series of Securities Outstanding under the Indenture, any redemption of Securities pursuant to this provision shall not be deemed to constitute a refunding operation or anticipated refunding operation for the purposes of any provision limiting the Company’s right to redeem Securities of any one or more such series when such redemption involves a refunding operation or anticipated refunding operation); provided that the amount to be so applied will be reduced by (x) the principal amount of Securities Outstanding under the Indenture delivered within 120 days after such sale or transfer to the Trustee for retirement and cancellation, and (y) the principal amount of any such Indebtedness of the Company or a Wholly-Owned Domestic Manufacturing Subsidiary, other than such Securities, voluntarily retired by the Company or a Wholly-Owned Domestic Manufacturing Subsidiary within 120 days after such sale or transfer, or (ii) to the acquisition, construction, development, improvement or replacement of property or assets used or useful in the business of the Company and its Subsidiaries (including any Principal Property). Notwithstanding the foregoing, no retirement referred to in this subdivision (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

Notwithstanding the foregoing, where the Company or any Wholly-Owned Domestic Manufacturing Subsidiary is the lessee in any sale and leaseback transaction, Attributable Debt will not include any Debt resulting from the guarantee by the Company or any other Wholly-Owned Domestic Manufacturing Subsidiary of the lessee’s obligation thereunder.

Article 4
Miscellaneous Provisions

Section 4.01 Supplemental Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 4.02 Effectiveness. This Supplemental Indenture shall take effect as of the date hereof.

Section 4.03 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.04 Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions herein shall not in any way be affected or impaired thereby.

Section 4.05 Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.06 Execution by the Trustee. The Trustee has executed this Supplemental Indenture only upon the terms and conditions set forth in the Base Indenture. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Base Indenture. All of the provisions contained in the Base Indenture in respect of the rights, powers, privileges and immunities of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though set forth in full herein. Without limiting the generality of the foregoing, the Trustee shall not be responsible for the correctness of the recitals contained herein or in the Notes, which shall be taken as statements of the Company, and the Trustee makes no representation and shall have no responsibility for, or in respect of, the validity or sufficiency of this Supplemental Indenture or the Notes or the execution hereof by any Person (other than the Trustee). The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 4.07 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company and the Trustee have executed this Supplemental Indenture as of the date first above written.

CARRIER GLOBAL CORPORATION

By:	/s/ Michael Cenci
	Name:	Michael Cenci
	Title:	Vice President, Tax & Treasurer

[Signature Page to Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael K. Herberger
	Name:	Michael K. Herberger
	Title:	Vice President

[Signature Page to Supplemental Indenture]

Exhibit A

[FORM OF 2029 NOTE]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH SHALL BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE NOMINEE OF THE DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO THE NOMINEE OF THE DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE NOMINEE OF THE DEPOSITARY, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CARRIER GLOBAL CORPORATION
5.000% Notes due 2029

No. [ ]	$[ ]

CUSIP No.: 14448CBJ2

ISIN: US14448CBJ27

Carrier Global Corporation, a Delaware corporation (the “Company,” which term includes any successor Corporation under the Indenture), for value received, hereby promises to pay to

Cede & Co.
c/o The Depository Trust Company
55 Water Street
New York, New York 10041

or registered assigns, the principal sum of US$[ ] (or such other principal amount as shall be set forth on Schedule I hereto) on November 4, 2029 (the “Stated Maturity”) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from November 4, 2026, or from the most recent “Interest Payment Date” to which interest has been paid or duly provided for, semi-annually in arrears on May 4 and November 4 of each year, commencing May 4, 2027, at the rate of 5.000% per annum, until the principal hereof is paid or duly provided for.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined on the reverse hereof), be paid to the Person in whose name this Note is registered at the close of business on the Record Date for such interest, which shall be April 20 and October 20 (whether or not a Business Day (as defined below)), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice of which shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of principal (and premium, if any) and interest on the Notes will be made at the office or agency of the Company maintained for such purpose, which shall initially be the Trustee, acting through its Corporate Trust Office, as Paying Agent for said purposes (or such other office or agency as the Company may designate in writing to the Trustee) (the “Place of Payment”) in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder of this Note.

If any Interest Payment Date, the Stated Maturity or such other date on which the principal of or interest on this Note is due and payable as provided in the Indenture falls on a day that is not a Business Day, then such payment may be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, the Stated Maturity or such other date as provided in the Indenture, as the case may be, if such payment is made or duly provided for on such Business Day. “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Place of Payment are authorized or obligated by law, regulation or executive order to close.

Capitalized terms used but not otherwise defined have the meanings assigned to such terms on the reverse hereof.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

CARRIER GLOBAL CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication: ________________________	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

CARRIER GLOBAL CORPORATION
5.000% Notes due 2029

This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued under an Indenture, dated as of November 4, 2026, between the Company and U.S. Bank Trust Company, National Association, a national banking association, as Trustee (the “Trustee,” which term includes any successor trustee pursuant to the Indenture), as supplemented by Supplemental Indenture No. 1, dated as of November 4, 2026 (“Supplemental Indenture”), between the Company and the Trustee (as so amended and supplemented, the “Indenture”).

Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Indenture are hereby incorporated by reference herein and, to the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to US$750,000,000. Capitalized terms used herein or on the face hereof but not otherwise defined herein or therein have the respective meanings assigned to such terms in the Indenture.

The Notes are not subject to a sinking fund.

Prior to October 4, 2029 (the date that is one month prior to the Stated Maturity of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, less (b) interest accrued to, but excluding, the Redemption Date, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date.

Notice of redemption shall be given in the manner and subject to the terms provided in the Indenture.

Unless the Company defaults in payment of the Redemption Price, on and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption.

If a Change of Control Triggering Event (as defined in the Supplemental Indenture) occurs with respect to Notes, unless the Company has exercised its right to redeem the affected Notes, the Company will make an offer, as provided in, and subject to the terms of, the Supplemental Indenture, to each Holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on such Notes repurchased to, but not including, the date of repurchase.

In case an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of this series pursuant to the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes of this series at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes of this series at the time Outstanding, on behalf of the Holders of all Notes of this series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults pursuant to the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note or Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the currency herein prescribed.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by, the Holder hereof or its attorney-in-fact duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series are exchangeable for the same aggregate principal amount of Notes of this series and of like tenor and authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the due presentation for registration of transfer or exchange of this Note, the Company, the Trustee, the Paying Agent and the Security Registrar and any of their agents may deem and treat the Person in whose name this Note is registered as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for all purposes whatsoever, and none of the Company, the Trustee, the Paying Agent, the Security Registrar or any of their agents shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of, or the premium, if any, or interest on, this Note or for any claim based thereon or otherwise in respect thereof or of the indebtedness represented thereby against any incorporator, stockholder, officer, director, employee or agent, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Note is solely a corporate obligation of the Company, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer, director, employee or agent, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, because of the creation or the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Note, or to be implied herefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer, director, employee and agent, as such, is, by the acceptance of this Note and as a condition of, and as part of the consideration for, the execution of the issue of this Note expressly waived and released.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

Schedule 1

SCHEDULE OF CHANGES IN OUTSTANDING PRINCIPAL AMOUNT

The following notations in respect of changes in the outstanding principal amount of this Note have been made:

Date	Initial Principal Amount	Change in Outstanding Principal Amount	New Balance	Notation Made by

Exhibit B

[FORM OF 2033 NOTE]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH SHALL BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE NOMINEE OF THE DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO THE NOMINEE OF THE DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE NOMINEE OF THE DEPOSITARY, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CARRIER GLOBAL CORPORATION
5.350% Notes due 2033

No. [ ]	$[ ]

CUSIP No.: 14448CBK9

ISIN: US14448CBK99

Carrier Global Corporation, a Delaware corporation (the “Company,” which term includes any successor Corporation under the Indenture), for value received, hereby promises to pay to

Cede & Co.
c/o The Depository Trust Company
55 Water Street
New York, New York 10041

or registered assigns, the principal sum of US$[ ] (or such other principal amount as shall be set forth on Schedule I hereto) on November 4, 2033 (the “Stated Maturity”) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from November 4, 2026, or from the most recent “Interest Payment Date” to which interest has been paid or duly provided for, semi-annually in arrears on May 4 and November 4 of each year, commencing May 4, 2027, at the rate of 5.350% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined on the reverse hereof), be paid to the Person in whose name this Note is registered at the close of business on the Record Date for such interest, which shall be April 20 and October 20 (whether or not a Business Day (as defined below)), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice of which shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of principal (and premium, if any) and interest on the Notes will be made at the office or agency of the Company maintained for such purpose, which shall initially be the Trustee, acting through its Corporate Trust Office, as Paying Agent for said purposes (or such other office or agency as the Company may designate in writing to the Trustee) (the “Place of Payment”) in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder of this Note.

If any Interest Payment Date, the Stated Maturity or such other date on which the principal of or interest on this Note is due and payable as provided in the Indenture falls on a day that is not a Business Day, then such payment may be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, the Stated Maturity or such other date as provided in the Indenture, as the case may be, if such payment is made or duly provided for on such Business Day. “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Place of Payment are authorized or obligated by law, regulation or executive order to close.

Capitalized terms used but not otherwise defined have the meanings assigned to such terms on the reverse hereof.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

CARRIER GLOBAL CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication: ___________________	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

CARRIER GLOBAL CORPORATION
5.350% Notes due 2033

This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued under an Indenture, dated as of November 4, 2026, between the Company and U.S. Bank Trust Company, National Association, a national banking association, as Trustee (the “Trustee,” which term includes any successor trustee pursuant to the Indenture), as supplemented by Supplemental Indenture No. 1, dated as of November 4, 2026 (“Supplemental Indenture”), between the Company and the Trustee (as so amended and supplemented, the “Indenture”).

Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Indenture are hereby incorporated by reference herein and, to the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to US$750,000,000. Capitalized terms used herein or on the face hereof but not otherwise defined herein or therein have the respective meanings assigned to such terms in the Indenture.

The Notes are not subject to a sinking fund.

Prior to September 4, 2033 (the date that is two months prior to the Stated Maturity of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, less (b) interest accrued to, but excluding, the Redemption Date, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date.

Notice of redemption shall be given in the manner and subject to the terms provided in the Indenture.

Unless the Company defaults in payment of the Redemption Price, on and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption.

If a Change of Control Triggering Event (as defined in the Supplemental Indenture) occurs with respect to Notes, unless the Company has exercised its right to redeem the affected Notes, the Company will make an offer, as provided in, and subject to the terms of, the Supplemental Indenture, to each Holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on such Notes repurchased to, but not including, the date of repurchase.

In case an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of this series pursuant to the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes of this series at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes of this series at the time Outstanding, on behalf of the Holders of all Notes of this series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults pursuant to the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note or Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the currency herein prescribed.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by, the Holder hereof or its attorney-in-fact duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series are exchangeable for the same aggregate principal amount of Notes of this series and of like tenor and authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the due presentation for registration of transfer or exchange of this Note, the Company, the Trustee, the Paying Agent and the Security Registrar and any of their agents may deem and treat the Person in whose name this Note is registered as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for all purposes whatsoever, and none of the Company, the Trustee, the Paying Agent, the Security Registrar or any of their agents shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of, or the premium, if any, or interest on, this Note or for any claim based thereon or otherwise in respect thereof or of the indebtedness represented thereby against any incorporator, stockholder, officer, director, employee or agent, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Note is solely a corporate obligation of the Company, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer, director, employee or agent, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, because of the creation or the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Note, or to be implied herefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer, director, employee and agent, as such, is, by the acceptance of this Note and as a condition of, and as part of the consideration for, the execution of the issue of this Note expressly waived and released.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

Schedule 1

SCHEDULE OF CHANGES IN OUTSTANDING PRINCIPAL AMOUNT

The following notations in respect of changes in the outstanding principal amount of this Note have been made:

Date	Initial Principal Amount	Change in Outstanding Principal Amount	New Balance	Notation Made by

B-8